Vincent J. Batyr & Co.
27 North Broadway
Tarrytown, NY 10591






May 5, 1999


In reference to Modern Medical Modalities Corporation's Form S-8 Registration Statement under the Securities Act of 1933 for the "1999 Stock Option Plan of Modern Medical Modalities Corporation," we authorize the use of our independent auditors' report and related fiancial statements included in the Company's Form 10-KSB as of December 31, 1998.



 /s/ Vincent J. Batyr & Co.
---------------------------
Vincent J. Batyr & Co.

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